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                                        Exhibit 15



November 2, 2001

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Commissioners:

We are aware that our report dated October 25, 2001 on our review of condensed consolidated interim financial information of 7-Eleven, Inc. and Subsidiaries (the "Company") as of and for the three and nine months ended September 30, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the following Registration Statements:


                                         REGISTRATION NO.
                                         ----------------
On Form S-8 for:

  7-Eleven, Inc. 1995 Stock Incentive
    Plan                                      33-63617

  7-Eleven, Inc. Supplemental Executive
    Retirement Plan for Eligible Employees   333-42731

  7-Eleven, Inc. Stock Compensation
    Plan for Non-Employee Directors          333-68491


Very truly yours,

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas





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